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                                                                    EXHIBIT 4.02



                             SEE LEGENDS ON REVERSE SIDE


                     6.365% Cumulative Preferred Stock, Series F



         NUMBER                          SEAL                        SHARES



                                                               CUSIP 894190 70 1

                                 Travelers Group Inc.
                 Incorporated under the laws of the State of Delaware
                      6.365% Cumulative Preferred Stock Series F
                              $1.00 par value per share

                                  BankBoston N.A., as
                              Depositary under a Deposit
                              Agreement dated as of June
                               11, 1997 among Travelers
                              Group Inc., BankBoston N.A.
                               and Holders of Depositary.
THIS CERTIFIES THAT            Receipts issued thereunder       IS THE OWNER OF
                               ---------------------------------
                                                                 SHARES, OF THE
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above Corporation

transferable only on the books of the Corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

    In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers, and to be sealed with the Seal of the Corporation.

              This                     day of                   A.D.

COUNTERSIGNED AND REGISTERED
      BANKBOSTON N.A.


                                            ----------------------------------
                              TRANSFER AGENT            President
                               AND REGISTRAR
                                            ----------------------------------
                          AUTHORIZED OFFICER            Secretary

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The Corporation will furnish without charge to any registered stockholder who so requests, a copy or summary of the Certificate of Designation setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of Travelers Group Inc., 388 Greenwich Street, New York, New York 10013.

This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation, as amended (copies of which are on file at the Office of the Transfer Agent) to all of which the holder hereof by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

    For Value Received, ______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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_______________________________________________Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________Attorney
to transfer the said Shares on the books of the within named
Corporation with full power of substitution in the promises.
Dated ______________________________________     19
                 In presence of

_______________________________________  ___________________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR CORRECTION OR ANY CHANGE WHATSOEVER.